Exhibit 8

                         SECURITIES CONVERSION AGREEMENT


         SECURITIES CONVERSION AGREEMENT (this "Agreement") dated as of December 9, 1999 by and among EPL Technologies, Inc., a Colorado corporation with headquarters located at 2 International Plaza, Suite 245, Philadelphia, PA 19113-1507 ("EPL") and Joseph Giamanco (the "Holder").

         WHEREAS, the Holder pursuant to a Securities Purchase Agreement dated as of the date hereof (the "Purchase Agreement") purchased from either RGC International Investors, LDC or Halifax Fund, L.P. ("Seller") 162 shares of Series D Convertible Preferred Stock (the "Preferred Stock") (the Purchase Agreement is attached hereto as Exhibit A);

         WHEREAS, the preferences and rights of the Preferred Stock are set forth in the Certificate of Designation of EPL attached hereto as Exhibit B (the "Certificate"), which forms a part of EPL's Articles of Incorporation, as amended.

         WHEREAS, the Holder, pursuant to the Certificate and this Agreement, wishes to convert the Preferred Stock into EPL's common stock, par value $.001 per share (the "Common Stock").

         NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, EPL and the Holder hereby agree as follows:

         1. CERTAIN DEFINITIONS. Except as otherwise provided herein, the capitalized terms used in this Agreement shall have the meanings ascribed to them in either the Purchase Agreement or the Certificate.

         2. CONVERSION OF PREFERRED STOCK

                  (a) Notice of Conversion. The Holder hereby gives EPL notice that as of the date hereof it intends to convert all of the Preferred Stock owned both of record and beneficially into the shares of Common Stock is issuable pursuant to the Certificate. Such conversion shall be effected pursuant to the delivery by the Holder to EPL of Notice of Conversion in the form attached to this Agreement as Exhibit C.

                  (b) Number of Shares of Common Stock. The Holder: (i) acknowledges and agrees that the number of shares of Common Stock into which the Preferred Stock shall be converted (the "Conversion Shares") has been calculated pursuant to the Certificate; Holder (ii) represents that it (he/she) has read, is fully familiar with and understands the Certificate in all respects (including, without limitation, the optional conversion provisions included in Article VI thereof); and (iii) agrees in all respects with the calculation of the Conversion Shares (including the Premium Amount) set forth in Exhibit C.

                  (c) Premium Amount. Holder agrees that upon the conversion of the Preferred Stock, Holder will contribute to EPL that number of Conversion Shares equal to the

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Premium Amount set forth in Exhibit C as an additional contribution to capital by the Holder, to be held by EPL as treasury shares pursuant to the Colorado Business Corporation Act. With respect to such contribution to capital, the Holder agrees that upon the conversion of the Preferred Stock, EPL may retain in its treasury the amount of Conversion Shares equal to the Premium Amount.

                  (d) Delivery of Conversion Shares. The Conversion Shares shall be delivered by EPL to the Holder within the time periods and otherwise in accordance with the provisions of Article VI E(b) and (c) of the Certificate.

                  (e) Terms of Certificate Shall Control. Except as expressly otherwise provided in this Agreement, the terms and conditions of the Certificate shall govern the conversion of the Preferred Stock hereunder.

         3. HOLDER'S REPRESENTATIONS AND WARRANTIES. The Holder represents and warrants to EPL that:

                  (a) Authorization; Enforcement. The Holder has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate, partnership, LLC or individual action by the Holder. This Agreement has been duly executed and delivered on behalf of the Holder, and this Agreement constitutes valid and binding agreements of the Holder enforceable in accordance with its terms.

                  (b) Information; Acknowledgment of Risk. EPL has furnished the Holder with EPL's Form 10K for the year ended December 31, 1998, EPL's 1999 Proxy Statement, each Form 10-Q, 8-K or any other filing made by EPL during the year 1999 (through the date hereof) pursuant to the filing and disclosure requirements of the Securities Exchange Act of 1934 (the "1934 Act") (the foregoing documents shall collectively be referred to herein as the "Current 1934 Act Filings"). EPL has also provided the Holder with the Registration Statement on Form S-3 (the "Registration Statement") covering the Conversion Shares. Holder acknowledges that Holder has had access to all other 1934 Act filings made by EPL since it registered its Common Stock under Section 12(g) of the 1934 Act (the "1934 Act Filings"). Holder has read and examined the Current 1934 Act Filings (and such of the 1934 Act Filings, if any, that it (he/she) has deemed advisable) and the Registration Statement and fully understands the same. Holder has made the decision to enter into this Agreement and to consummate the transactions contemplated hereby (including, without limitation, the conversion of the Preferred Stock into the Conversion Shares and the contribution to EPL of Conversion Shares equal to the Premium Amount) on the basis of such examination and understanding. On the basis of such examination and understanding the Holder fully understands that its decision to convert the Preferred Stock into Conversion Shares involves a significant degree of risk including the risk factors set forth in the Registration Statement. The Holder is a sophisticated investor with considerable experience in investments of this nature. Except for the representations and warranties of EPL set forth in Section 4 below, the Holder acknowledges that EPL makes no representations or warranties with respect to either the Preferred Shares, the Conversion Shares, or the Common Stock of EPL in general. In making its (his/her) decision to enter into this Agreement and to convert the Preferred Shares into the Conversion Shares, the Holder has in no way relied on upon any

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statement made by EPL, its officers, directors, employees or agents or any company information provided by EPL except the Current 1934 Act Filings, the 1934 Act Filings (to the extent examined by the Holder) and the Registration Statement. With full recognition of the foregoing, the Holder wishes to convert the Preferred Stock to the Conversion Shares on the terms set forth herein.

                  (c) Investment Representations. The holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the "1933 Act"). As of the date hereof, the Holder intends to hold the Conversion Shares delivered to it (him/her) pursuant to the terms and conditions of this Agreement for its (his/her) account and not with a present view toward the public sale or distribution thereof, except (i) pursuant to the Registration Statement (in accordance with the provisions of Section 5 below) or (ii) sales exempt under the 1933 Act.

                  (d) Reliance on Exemptions. The Holder understands that the Conversion Shares are being delivered to it (he/she) in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that EPL is relying upon the truth and accuracy of, and the Holder's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Conversion Shares.

         4. REPRESENTATIONS AND WARRANTIES OF EPL. EPL represents and warrants to the Holder that:

                  (a) Authorization; Enforcement. EPL has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized by all requisite corporate action. This Agreement has been duly executed and delivered on behalf of EPL, and this Agreement constitutes valid and binding agreements of EPL enforceable in accordance with its terms.

                  (b) The Conversion Shares. Upon their issuance in accordance with the Certificate and this Agreement, the Conversion Shares shall be fully, paid and non-assessable shares of Common Stock and shall be free from all taxes, liens, claims and encumbrances.

         5. AMENDMENT OF THE REGISTRATION STATEMENT.

                  (a) Amendment to Include Holder. EPL shall within thirty (30) business days from the date of this Agreement file with the U.S. Securities and Exchange Commission an amendment to the Registration Statement (the "Amendment"). The Amendment shall amend the list of Selling Shareholders identified in the Registration Statement to include the Holder. EPL shall notify the Holder when the Amendment is filed with the SEC (pursuant to Rule 424(b)(3) under the 1933 Act, the Amendment will be effective on the date of its filing) and shall furnish the Holder with a copy thereof or notify the Holder when the Amendment is available on EDGAR (www.sec.gov).

                  (b) Sales of Conversion Shares Under the Registration Statement. The Holder acknowledges that it (he/she) cannot, and the Holder will not, sell any of the Conversion

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Shares covered by the Registration Statement unless and until the Amendment is effective. Any sales of the Conversion Shares under the Registration Statement and Amendment shall be made in strict compliance therewith, including, without limitation, the prospectus delivery requirements as set forth therein and under the 1933 Act.

         6. GOVERNING LAW; MISCELLANEOUS.

                  (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in the Commonwealth of Pennsylvania (without regard to principles of conflict of laws). Both parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in Pennsylvania with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocable agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  (b) Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  (e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither EPL nor the Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  (f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered

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personally or by courier (including a recognized overnight delivery services) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                  If to EPL:
                           EPL Technologies, Inc.
                           2 International Plaza, Suite 245
                           Philadelphia, Pennsylvania  11913

                           Attention:  Paul L. Devine, President
                           Facsimile:  610-521-5985

                  If to Holder:
                           Joseph Giamanco
                           74 Trinity Place
                           New York, New York  10006
                           Facsimile:____________________

                  Each party shall provide notice to the other party of any change in address.

                  (g) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither EPL nor the Holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

                  (h) Third Party Beneficiaries. This agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any other person hereof enforce any provision

                  (i) Publicity. Neither EPL nor the Holder shall issue any press release or make any public statement concerning this Agreement and the transactions contemplated hereby without the prior approval of the other party, except as otherwise required by law, including any securities law.

                  (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  (k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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                  (l) Remedies. Each of the parties acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, each such party acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such party of the provisions of this Agreement, that the non-breaching party shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


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         IN WITNESS WHEREOF, the Holder and EPL have caused this Agreement to be duly executed as of the date first above written.



_____________________________
  JOSEPH GIAMANCO



_____________________________
  EPL TECHNOLOGIES, INC.



By:___________________________
     Name:  Paul L. Devine
     Title: President and Chief Executive Officer


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                                                                      EXHIBIT C


                              NOTICE OF CONVERSION

 (To be Executed by the Holder In order to Convert the Series D Preferred Stock)


                  The undersigned hereby irrevocably elects to convert shares of Series D Preferred Stock, represented by stock certificate No(s). (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of EPL Technologies, Inc. (the "Corporation") according to the conditions of the Certificate of Designation of Series D preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herein such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

                  The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series D Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:___________________________________________

                  Market Price Days:____________________________________________

                  Applicable Conversion Price:__________________________________

                  Number of Shares of
                  Common Stock to be Issued:____________________________________

                  Number of Premium Shares
                  Included in Number of Shares
                  Of Common Stock to be Issued:_________________________________

                  Signature:____________________________________________________

                  Name:_________________________________________________________

                  Address:______________________________________________________


*The Corporation is not required to issue shares of Common Stock until the original Series D Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than three (3) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late.


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